Exhibit 99.1

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $800 million of aggregate principal amount 3.875% Senior Notes due 2024 pursuant to a Registration Statement on Form S-3 (File No. 333-182824) and a related prospectus supplement filed with the Securities and Exchange Commission on August 11, 2014 is estimated to be as follows:

Estimated Fees
SEC registration fee	$103,000
Legal fees and expenses	590,000
Accounting fees and expenses	110,000
Printing fees	35,000
Rating agency fees	1,324,000
Total expenses	$2,162,000